April 30, 2008
VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE	Principal Life Insurance Company
Variable Life Separate Account
Principal Variable Universal Life Accumulator
Registration Statement on Form N-6
File No. 333-65690
I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/ Sarah J. Pitts
Counsel
515-248-3259
pitts.sarah@principal.com